UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

Supernova Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification Number)

7230 Indian Creek Lane #201, Las Vegas, NV 89149

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(702) 839-4029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On May 4, 2015, Board of Directors of the Registrant dismissed Sadler, Gibb & Associates, LLC, its independent registered public account firm.

On the same date, May 4, 2015, the accounting firm of MaloneBailey LLP was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Sadler, Gibb & Associates, LLC and the engagement of MaloneBailey LLP as its independent auditor. None of the reports of Sadler, Gibb & Associates, LLC on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles , except that the Registrant's audited financial statements contained in its 10K for the period ended 12/31/14 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Sadler, Gibb & Associates, LLC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Sadler, Gibb & Associates, LLC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Sadler, Gibb & Associates, LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On Feb. 18, 2011, the registrant engaged MaloneBailey LLP’s as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted MaloneBailey LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

No.	Exhibits

16.1	Letter from Sadler, Gibb & Associates, LLC

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 8, 2015

Supernova Energy, Inc.

By: /s/ Kevin G. Malone
Kevin G. Malone, President, CEO, CFO

EXHIBIT INDEX

No.	Exhibits

16.1	Letter from Sadler, Gibb & Associates, LLC

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